SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 8, 2003

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip code)

Registrant’s telephone number, including area code:
(503) 813-5000

(Former Name or Former Address, if changed since last report)

Item 5.	OTHER EVENTS

On September 8, 2003, the Company issued $200 million of its 4.30% series of First Mortgage Bonds due September 15, 2008 and $200 million of its 5.45% series of First Mortgage Bonds due September 15, 2013.

The Company intends to use the proceeds for general corporate purposes, including the reduction of short-term debt, a portion of which was used to redeem the 7.70% and 8¼% Junior Subordinated Debentures on August 29, 2003, which resulted in the redemption of the PacifiCorp Capital I, Series A, and PacifiCorp Capital II, Series B, Preferred Securities.

The Sixteenth Supplemental Indenture to the Company’s Mortgage and Deed of Trust, which relates to these First Mortgage Bond issuances and is dated as of September 1, 2003, is attached as an exhibit under Item 7.

Item 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)        Exhibits.

99.        Sixteenth Supplemental Indenture, dated as of September 1, 2003, to PacifiCorp’s Mortgage and Deed of Trust Dated as of January 9, 1989.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
By:	/s/ Richard D. Peach

Richard D. Peach Chief Financial Officer

Date: September 8, 2003